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                                                                    Exhibit 3(c)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                           (a Delaware corporation)

                                     INTO

                         CULTURALACCESSWORLDWIDE, INC.
                           (a Delaware corporation)

          It is hereby certified that:

          1. CulturalAccessWorldwide, Inc. (the "Corporation") is a business corporation of the State of Delaware.

          2. The Corporation is the owner of all of the outstanding shares of the stock of Access Worldwide Communications, Inc., which is also a business corporation of the State of Delaware.

          3. In connection with the merger described in Item 4, the Corporation hereby changes its name to Access Worldwide Communications, Inc.

          4 On October 15, 1998, the Board of Directors of the Corporation adopted the following resolutions to merge Access Worldwide Communications, Inc. into the Corporation:

               RESOLVED that Access Worldwide Communications, Inc. be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Access Worldwide Communications, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Access Worldwide Communications, Inc. in its name; and it is

               FURTHER RESOLVED that the Corporation shall assume all of the obligations of Access Worldwide Communications, Inc.; and it is

               FURTHER RESOLVED that the Corporation shall change its name to Access Worldwide Communications, Inc.; and it is

               FURTHER RESOLVED that in connection with the foregoing resolutions, the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to
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          be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.


Dated: October 15, 1998.

                                              CULTURALACCESSWORLDWIDE, INC.



                                              By:  /s/ John Fitzgerald
                                                  ----------------------------
                                                       John Fitzgerald
                                                       President